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                                                                    EXHIBIT 99.5

                            THE FAIRCHILD CORPORATION

                        OFFERS TO EXCHANGE SHARES OF ITS

                              CLASS A COMMON STOCK
                                       FOR
                     COMMON STOCK OF BANNER AEROSPACE, INC.

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  THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
  12:00 MIDNIGHT, NEW YORK CITY TIME,       , 1998, UNLESS THE EXCHANGE OFFER
  IS EXTENDED.
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                                                                          , 1998
To Our Clients:

                  Enclosed for your consideration is a Prospectus dated March 13, 1998 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of The Fairchild Corporation (the "Company") to exchange shares of its class A common stock, $.10 par value (the "Fairchild Class A Common Stock"), for each share of the common stock, $1.00 par value, of Banner Aerospace, Inc. (the "Banner Shares"). Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

                  This material is being forwarded to you as the beneficial owner of Banner Shares carried by us in your account but not registered in your name. A tender of such Banner Shares may only be made by us as the holder of record and pursuant to your instructions.

                  Accordingly, we request instructions as to whether you wish us to tender all or any such Banner Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us to tender your Banner Shares.

                  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Banner Shares on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 12:00 Midnight, New York City Time, on                     ,
                      , 1998, unless extended by the Company (the "Expiration Date"). Banner Shares tendered may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for exchange, may also be
withdrawn after 12:00 Midnight, New York City Time, on                       ,
                      , 1998.

                  Any transfer taxes incident to the transfer of Banner Shares from the Stockholder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 in the accompanying Letter of Transmittal.
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                                      -2-


                  If you wish to have us tender any or all of your Banner Shares, please so instruct us by completing, detaching and returning to us the attached instruction form. THE ACCOMPANYING TRANSMITTAL LETTER IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER BANNER SHARES.

                                 INSTRUCTIONS
                                 ------------

                  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer to acquire the Banner Shares.

                             ---------------------

                  This will instruct you to tender the number of Banner Shares indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

                 Box 1 |_| Please TENDER _______________ Banner Shares held by
                             you for my account.

                 Box 2 |_| Do NOT tender any Banner Shares held by you for
                             my account.


Date: ____________________


                                             ___________________________________

                                             ___________________________________
                                                         Signature(s)

                                             ___________________________________

                                             ___________________________________
                                                   Please print name(s) here

Unless a specific contrary instruction is given in the spaces provided, your signature(s) hereon shall constitute an instruction to us to tender all your Banner Shares pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.